Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2016 Financial Results

Company Reports Record Fourth Quarter Revenues and Income from Operations

Declares Regular Quarterly Dividend

GARDEN CITY, NY, March 13, 2017 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter Financial Highlights:

Consolidated net sales were $193.5 million in the quarter ended December 31, 2016; an increase of $7.6 million, or 4.1%, as compared to consolidated net sales of $185.9 million for the corresponding period in 2015. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased $13.0 million, or 7.2%, as compared to consolidated net sales in the corresponding period in 2015.

Gross margin was $75.0 million, or 38.8%, as compared to $69.0 million, or 37.1%, for the corresponding period in 2015.

Income from operations was $21.8 million, as compared to $17.6 million in the prior year’s quarter.

Net income was $14.7 million, or $1.00 per diluted share, in the quarter ended December 31, 2016, as compared to net income of $11.0 million, or $0.77 per diluted share, in the corresponding period in 2015.

Adjusted net income was $15.2 million, or $1.03 per diluted share, in the quarter ended December 31, 2016, as compared to adjusted net income of $10.8 million, or $0.75 per diluted share, in the corresponding period in 2015.

Consolidated adjusted EBITDA was $25.1 million, equal to 13.0% of consolidated net sales, in the quarter ended December 31, 2016, as compared to $23.9 million, or 12.9% of consolidated net sales, for the corresponding 2015 period.

Equity in earnings, net of taxes, was $1.0 million for the three months ended December 31, 2016, as compared to equity in earnings, net of tax, of $743 thousand for the three months ended December 31, 2015.

Full Year Financial Highlights:

Consolidated net sales were $592.6 million in the year ended December 31, 2016; an increase of $4.9 million, or 0.8%, as compared to consolidated net sales of $587.7 million for the corresponding period in 2015. In constant currency, consolidated net sales increased $17.4 million, or 3.0%.

Gross margin was $216.9 million, or 36.6%, in the year ended December 31, 2016 as compared to $214.4 million, or 36.5%, for the corresponding period in 2015.

Income from operations was $27.1 million, as compared to $24.2 million in the prior year.

Net income was $15.7 million, or $1.08 per diluted share, in the year ended December 31, 2016, as compared to net income of $12.3 million, or $0.86 per diluted share, in the corresponding period in 2015.

Adjusted net income was $19.2 million, or $1.32 per diluted share, in the year ended December 31, 2016, as compared to adjusted net income of $14.2 million, or $1.00 per diluted share, in the corresponding period in 2015.

Consolidated adjusted EBITDA was $47.2 million in the year ended December 31, 2016, as compared to $44.9 million for the corresponding 2015 period.

Equity in earnings, net of taxes, was $748 thousand for the year ended December 31, 2016, as compared to equity in earnings, net of taxes, of $574 thousand for the corresponding 2015 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“Lifetime finished 2016 on a very strong note, reporting record revenues and income from operations. For the quarter, excluding the impact of foreign currency fluctuations, consolidated net sales rose 7.2% on an actual basis and 3.4% on an organic basis. The Wilton Armetale®, Amco Houseworks®, Chicago™ Metallic, Swing-A-Way® and Copco® brands that we acquired in 2016 all were accretive and contributed to our exceptional performance.

“Our strong fourth-quarter results reflect excellent progress in Lifetime’s journey to simplify and strengthen our organization for growth regardless of the economic environment. We also made notable progress in building our e-commerce presence as we benefited from investments we made in recent years to capitalize on ongoing shifts in consumer shopping. In addition, our strategic initiatives to enhance our Tableware and Home Solutions offerings, as well as to continue building Lifetime’s leading position in Kitchenware, contributed to our strong showing. Our international segment, now known as Lifetime Brands Europe, performed well in spite of strong headwinds from both the economy and exchange rates.

“As we move through 2017, we are confident in Lifetime’s ability to grow and thrive in today’s complex business environment. We are also as committed as ever to delivering five-star experiences to consumers through innovative products, services and solutions for the home. We expect low-to mid-single digit overall organic sales growth in 2017, and expect to reap even further benefits from Lifetime Next, our drive to enhance our company’s operations.”

Dividend

On Wednesday, March 8, 2017, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 15, 2017 to shareholders of record on May 1, 2017.

Conference Call

The Company has scheduled a conference call for Monday, March 13, 2017 at 11:00 a.m. ET. The dial-in number for the conference call is (844) 787-0801 or (661) 378-9632, passcode #62208978. A live webcast of the conference call will be accessible through http://edge.media-server.com/m/p/6a7s28k4/lan/en. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of foreign exchange fluctuations; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Reo®, Savora™, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®,

V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	LHA
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$193,520	$185,880	$592,619	$587,670
Cost of sales	118,487	116,865	375,719	373,284

Gross margin	75,033	69,015	216,900	214,386
Distribution expenses	16,781	15,437	57,006	54,815
Selling, general and administrative expenses	35,735	35,514	130,397	134,903
Restructuring expenses	719	437	2,420	437

Income from operations	21,798	17,627	27,077	24,231
Interest expense	(1,257)	(1,402)	(4,803)	(5,746)
Financing expense	—	—	—	(154)
Loss on early retirement of debt	—	—	(272)	—

Income before income taxes and equity in earnings	20,541	16,225	22,002	18,331
Income tax provision	(6,812)	(5,962)	(7,030)	(6,627)
Equity in earnings, net of taxes	1,018	743	748	574

NET INCOME	$14,747	$11,006	$15,720	$12,278

Weighted-average shares outstanding- basic	14,310	13,929	14,174	13,850

BASIC INCOME PER COMMON SHARE	$1.03	$0.79	$1.11	$0.89

Weighted-average shares outstanding- diluted	14,712	14,336	14,549	14,266

DILUTED INCOME PER COMMON SHARE	$1.00	$0.77	$1.08	$0.86

Cash dividends declared per common share	$0.0425	$0.0425	$0.17	$0.16

LIFETIME BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,883	$7,131
Accounts receivable, less allowances of $5,725 at December 31, 2016 and $5,300 at December 31, 2015	104,556	90,576
Inventory	135,212	136,890
Prepaid expenses and other current assets	8,796	8,783

TOTAL CURRENT ASSETS	256,447	243,380

PROPERTY AND EQUIPMENT, net	21,131	24,877
INVESTMENTS	22,712	24,973
INTANGIBLE ASSETS, net	89,219	96,593
DEFERRED INCOME TAXES	8,459	6,486
OTHER ASSETS	1,886	2,022

TOTAL ASSETS	$399,854	$398,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$9,343	$19,646
Short term loan	113	252
Accounts payable	29,698	27,245
Accrued expenses	45,212	40,154
Income taxes payable	6,920	4,064

TOTAL CURRENT LIABILITIES	91,286	91,361

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	18,973	18,556
DEFERRED INCOME TAXES	5,666	8,596
REVOLVING CREDIT FACILITY	86,201	65,617
CREDIT AGREEMENT TERM LOAN	—	14,733

STOCKHOLDERS’ EQUITY

Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 50,000,000 at December 31, 2016 and 25,000,000 at December 31, 2015; shares issued and outstanding: 14,555,936 at December 31, 2016 and 14,030,221 at December 31, 2015	146	140
Paid-in capital	173,600	165,780
Retained earnings	60,981	47,733
Accumulated other comprehensive loss	(36,999)	(14,185)

TOTAL STOCKHOLDERS’ EQUITY	197,728	199,468

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$399,854	$398,331

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended
	December 31,
	2016	2015
OPERATING ACTIVITIES
Net income	$15,720	$12,278
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,148	14,203
Amortization of financing costs	650	641
Deferred rent	(243)	848
Deferred income taxes	(1,951)	(1,440)
Net loss on disposal of fixed assets	84	—
Stock compensation expense	2,942	5,286
Undistributed equity earnings	(544)	(348)
Loss on early retirement of debt	272	—
Contingent consideration fair value adjustment	—	650
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(17,977)	15,527
Inventory	4,491	(308)
Prepaid expenses, other current assets and other assets	(1,199)	1,087
Accounts payable, accrued expenses and other liabilities	12,255	(397)
Income taxes receivable	132	—
Income taxes payable	969	(1,517)

NET CASH PROVIDED BY OPERATING ACTIVITIES	29,749	46,510

INVESTING ACTIVITIES
Purchases of property and equipment	(3,380)	(5,166)
Equity investments	567	112
Acquisitions, net of cash acquired	(21,699)	—
Net proceeds from sale of property	64	26

NET CASH USED IN INVESTING ACTIVITIES	(24,448)	(5,028)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	268,242	263,632
Repayments of Revolving Credit Facility	(246,756)	(290,346)
Repayments of Credit Agreement Term Loan	(25,500)	(10,000)
Proceeds from Short Term Loan	118	289
Repayments of Short Term Loan	(248)	(802)
Payments for stock repurchase	(86)	—
Payment of financing costs	(30)	(212)
Cash dividends paid	(2,413)	(2,150)
Payment of capital lease obligations	(68)	(50)
Payment of contingent consideration	—	(391)
Proceeds from the exercise of stock options	2,353	843
Excess tax benefits from stock options, net	223	43

NET CASH USED IN FINANCING ACTIVITIES	(4,165)	(39,144)

Effect of foreign exchange on cash	(384)	(275)

INCREASE IN CASH AND CASH EQUIVALENTS	752	2,063

Cash and cash equivalents at beginning of year	7,131	5,068

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,883	$7,131

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
		(in thousands)
Net income as reported	$14,747	$11,006	$15,720	$12,278
Subtract out:
Undistributed equity earnings, net	(814)	(517)	(544)	(348)
Add back:
Income tax provision	6,812	5,962	7,030	6,627
Interest expense	1,257	1,402	4,803	5,746
Financing expense	—	—	—	154
Depreciation and amortization	2,404	3,500	14,148	14,203
Stock compensation expense	827	2,972	2,942	5,286
Loss on early retirement of debt	—	—	272	—
Contingent consideration	—	(876)	—	816
Restructuring expenses	719	437	2,420	437
Permitted acquisition related expenses, net of recoveries and acquisition not completed	(852)	3	435	(314)

Consolidated adjusted EBITDA	$25,100	$23,889	$47,226	$44,885

Consolidated adjusted EBITDA is a non-GAAP measure that the Company defines as net income, adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, certain contingent consideration, certain acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
		(in thousands)
Net income as reported	$14,747	$11,006	$15,720	$12,278
Adjustments:
Restructuring expenses	719	437	2,420	437
Acquisition related expenses (recoveries), net	65	3	1,352	(382)
Depreciation expense adjustment	(86)	—	1,241	—
Loss on early retirement of debt	—	—	272	—
Contingent consideration	—	(724)	—	821
Financing expenses	—	—	—	154
Gain on sale of GS International, net of tax	—	—	(189)	—
Deferred tax for foreign currency translation for Grupo Vasconia	—	(28)	517	1,303
Income tax effect on adjustments	(279)	114	(2,114)	(412)

Adjusted net income	$15,166	$10,808	$19,219	$14,199

Adjusted diluted income per common share	$1.03	$0.75	$1.32	$1.00

Adjusted net income in the three months and year ended December 31, 2016 excludes restructuring expenses, acquisition related expenses, a charge to correct the accumulated depreciation balance relating to certain leasehold improvements at one of the Company’s U.S. warehouses, loss on early retirement of debt, the gain on the sale of GS International and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income. Adjusted net income in the three months and year ended December 31, 2015 excludes restructuring expenses, acquisition related expenses, the recovery of acquisition related expenses for an acquisition not completed, financing expenses, the fair value adjustment of certain contingent consideration and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$156,368	$146,883	$9,485	$156,368	$146,889	$9,479	$6	6.5%	6.5%	—%
International	29,101	31,359	(2,258)	29,101	25,985	3,116	(5,374)	12.0%	(7.2)%	(19.2)%
Retail Direct	8,051	7,638	413	8,051	7,638	413	—	5.4%	5.4%	—%

Total net sales	$193,520	$185,880	$7,640	$193,520	$180,512	$13,008	$(5,368)	7.2%	4.1%	(3.1)%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
	2016	2015	Increase (Decrease)	2016	2015	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
Net sales
U.S. Wholesale	$470,981	$458,593	$12,388	$470,981	$458,498	$12,483	$(95)	2.7%	2.7%	—%
International	101,070	108,000	(6,930)	101,070	95,675	5,395	(12,325)	5.6%	(6.4)%	(12.1)%
Retail Direct	20,568	21,077	(509)	20,568	21,077	(509)	—	(2.4)%	(2.4)%	—%

Total net sales	$592,619	$587,670	$4,949	$592,619	$575,250	$17,369	$(12,420)	3.0%	0.8%	(2.2)%

(1)	“Constant Currency” is determined by applying the 2016 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.